HIGHTOUCH TECHNOLOGIES, INC.
INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                         PAGE(S)

Report of Independent Accountants                                          1

Financial Statements:

   Balance Sheet                                                           2

   Statement of Operations                                                 3

   Statement of Changes in Stockholder's Equity                            4

   Statement of Cash Flows                                                 5

   Notes to Financial Statements                                         6-12

                        REPORT OF INDEPENDENT ACCOUNTANTS


   To the Board of Directors
   HighTouch Technologies, Inc.:

   In our opinion, the accompanying balance sheet and the related statements of operations, changes in stockholder's equity and cash flows present fairly, in all material respects, the financial position of HighTouch Technologies, Inc. (the Company) at March 31, 2000, and the results of its operations and its cash flows for the period from December 22, 1999 to March 31, 2000, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

   As discussed in Note 11 to the financial statements, on May 10, 2000, Retek Inc. purchased 100% of the outstanding common stock of the Company.



   PricewaterhouseCoopers LLP
   Minneapolis, Minnesota
   July 24, 2000

HIGHTOUCH TECHNOLOGIES, INC.
BALANCE SHEET
MARCH 31, 2000
--------------------------------------------------------------------------------


                                     ASSETS
Current assets:

    Cash                                                                                                 $ 231,532
    Accounts receivable                                                                                      5,736
    Deferred software project costs                                                                         16,661
    Prepaid expenses and other current assets                                                               22,587
                                                                                                         ---------

      Total current assets                                                                                 276,516

Property and equipment, net                                                                                199,473
Intangible assets, net                                                                                  16,966,621
Other assets                                                                                                18,321
                                                                                                         ---------

      Total assets                                                                                      17,460,931
                                                                                                         =========
                           LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
    Accounts payable                                                                                     $ 164,022
    Current maturities of long-term debt                                                                 2,152,701
    Deferred revenue                                                                                       715,886
    Accrued expenses and other                                                                             106,810
                                                                                                        ----------

      Total current liabilities                                                                          3,139,419
                                                                                                        ----------
Deferred income taxes                                                                                      760,000
Long-term debt and capital lease obligations                                                               334,018

Total liabilities                                                                                        4,233,437

Commitments and contingencies (Notes 5 and 10)

Stockholder's equity:
    Common stock, $.01 par value; 1,000 shares authorized, 1,000 shares
     issued and outstanding                                                                                     10
    Additional paid-in capital                                                                          14,628,052
    Accumulated deficit                                                                                 (1,400,568)
                                                                                                        ----------


      Total stockholder's equity                                                                        13,227,494
                                                                                                        ----------

      Total liabilities and stockholder's equity                                                       $17,460,931
                                                                                                       ===========



   The accompanying notes are an integral part of these financial statements.

HIGHTOUCH TECHNOLOGIES, INC.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM DECEMBER 22, 1999 TO MARCH 31, 2000
--------------------------------------------------------------------------------

Revenues                                                                                                $   31,937
Cost of revenues, including amortization of acquired technology                                            460,833
                                                                                                       ------------

      Gross loss                                                                                          (428,896)
                                                                                                       ------------

Operating expenses:
    General and administrative                                                                             448,198
    Sales and marketing                                                                                    138,908
    Product development                                                                                    172,303
    Amortization of acquired intangibles, other than acquired technology                                   725,890
                                                                                                       ------------

      Total operating expenses                                                                           1,485,299
                                                                                                       ------------

      Loss from operations                                                                              (1,914,195)


Interest expense                                                                                           (26,373)
                                                                                                       ------------

Loss before deferred income tax benefit                                                                  1,940,568

Deferred income tax benefit                                                                                540,000
                                                                                                       -----------
Net Loss                                                                                               $(1,400,568)
                                                                                                       ===========




   The accompanying notes are an integral part of these financial statements.

HIGHTOUCH TECHNOLOGIES, INC.
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
FOR THE PERIOD FROM DECEMBER 22, 1999 TO MARCH 31, 2000
--------------------------------------------------------------------------------



                                            COMMON STOCK        ADDITIONAL
                                       ---------------------     PAID-IN        ACCUMULATED       STOCKHOLDER'S
                                        SHARES     PAR VALUE     CAPITAL          DEFICIT            EQUITY

Balances at December 22, 1999             1,000       $   10  $ 14,628,052     $                   $ 14,628,062

Net loss                                                                         (1,400,568)         (1,400,568)
                                       --------    ---------  ------------     ------------        ------------
Balances at March 31, 2000                1,000       $   10  $ 14,628,052     $ (1,400,568)       $ 13,227,494
                                       ========    =========  ============     ============        ============


   The accompanying notes are an integral part of these financial statements.

HIGHTOUCH TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 22, 1999 TO MARCH 31, 2000
--------------------------------------------------------------------------------

Cash flows from operating activities:
    Net loss                                                                                          $ (1,400,568)
    Adjustments to reconcile net loss to net cash used by
        operating activities:
      Depreciation                                                                                          12,994
      Amortization                                                                                       1,156,464
      Deferred income tax benefit                                                                         (540,000)
   Changes in assets and liabilities:
           Accounts receivable                                                                              84,602
           Prepaid expenses and other current assets                                                        (1,657)
           Other assets                                                                                     (5,847)
           Accounts payable                                                                               (327,033)
           Deferred revenue                                                                                (31,938)
           Accrued expenses and other                                                                       22,192
                                                                                                      -------------

      Net cash used in operating activities                                                             (1,030,791)
                                                                                                      -------------

Cash flows from investing activities:

    Purchase of property and equipment                                                                     (40,899)
                                                                                                      -------------

      Net cash used in financing activities                                                                (40,899)
                                                                                                      -------------

Cash flows from financing activities:
    Proceeds from issuance of debt                                                                       1,180,000
    Principal payments on debt                                                                             (15,416)
                                                                                                      -------------

      Net cash provided by financing activities                                                          1,164,584
                                                                                                      -------------

Net increase in cash                                                                                        92,894

Cash at beginning of year                                                                                  138,638
                                                                                                      -------------

Cash at end of year                                                                                      $ 231,532
                                                                                                      -------------

Supplemental disclosure of cash flow information:
    Cash paid for interest                                                                               $  12,967
                                                                                                      ============






   The accompanying notes are an integral part of these financial statements.

HIGHTOUCH TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 22, 1999 TO MARCH 31, 2000
--------------------------------------------------------------------------------


1.     NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

       NATURE OF BUSINESS
       HighTouch Technologies, Inc. (the Company) was incorporated on January 9, 1998 under the laws of the state of Florida. The Company has developed customer order processing software applications targeted for large enterprises with multiple marketing and distribution channels to end-user consumers. The Company also provides consulting services to these enterprises.

       ACQUISITION AND BASIS OF PRESENTATION
       On December 21, 1999, Kipling Investments Labuan Limited (Kipling) purchased 100% of the outstanding stock of the Company. The purchase price totaled $14,628,062. The consideration for the acquisition was paid by Kipling directly to the former stockholders of the Company.

       The Company used the purchase method of accounting related to the acquisition. Accordingly, as of December 21, 1999, the Company recorded its assets and liabilities at their estimated fair values. In connection with the purchase, the Company recorded various intangible assets as follows:

                                                              Estimated
                                              Amount         Useful Life
                                            ----------       -----------
        Technology                          $4,800,000            3
        Assembled workforce                    520,000            3
        Customer base                          900,000            3
        Non-competition agreement            1,000,000            3
        Goodwill                            10,903,085            5


       All of the above intangible assets are amortized on the straight line method over the respective useful lives.

       In connection with the acquisition, the Company revised its articles of incorporation to authorize 1,000 shares of $0.01 per share par value common stock.

       FINANCIAL STATEMENT PRESENTATION
       The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

       CASH EQUIVALENTS
       The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value due to the short maturity of these instruments.

       PROPERTY AND EQUIPMENT
       Property and equipment are recorded at cost. The Company recognizes depreciation expense using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Repair and maintenance costs are charged to expense as incurred.

       CAPITALIZED SOFTWARE Development costs for software to be licensed or sold that are incurred from the time technological feasibility is established until the product is available for general release to customers are capitalized and reported at the lower of cost or net realizable value. Through March 31, 2000, no significant amounts were expended subsequent to reaching technological feasibility.

HIGHTOUCH TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 22, 1999 TO MARCH 31, 2000
--------------------------------------------------------------------------------


       LONG-LIVED ASSETS
       When events or changes in circumstances warrant, the Company investigates potential impairments of long-lived assets and certain identifiable intangibles. An impairment loss would be recognized if the sum of the expected future net cash flows were less than the carrying amount of the asset. No such impairments of long-lived assets occurred during the period from December 22, 1999 to March 31, 2000.

       REVENUE RECOGNITION
       The Company recognizes software license revenue upon meeting each of the following criteria: execution of a license agreement or contract; delivery of software; the license fee is fixed and determinable; collectibility of the proceeds is assessed as being probable; and vendor specific objective evidence exists to allocate the total fee to elements of the arrangement. Vendor-specific objective evidence is based on the price charged when an element is sold separately, or if not yet sold separately, is established by authorized management. Service revenue includes maintenance revenue, which is deferred and recognized ratably over the maintenance period, and revenue from consulting and training services, which is recognized as services are performed. Consulting services are customarily billed at a fixed daily rate plus out-of-pocket expenses.

       The Company's revenue, other than maintenance revenue, is generally recognized using the completed contract method, with the associated costs of the contract deferred until the revenue is recognized. Amounts received under contracts in advance of completion are recorded as deferred revenue and are generally recognized within one year from receipt. Contract losses are recorded as a charge to income in the period such losses are first identified.

       INCOME TAXES
       The Company accounts for income taxes pursuant to Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" (SFAS No.
       109). Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized based on expectations about future taxable income.

       ADVERTISING EXPENSE
       The costs incurred for advertising and promotion are expensed when incurred. Included in sales and marketing expenses were advertising expense of $3,302 for the period from December 22, 1999 to March 31, 2000.

       CONCENTRATIONS OF CREDIT RISK
       The Company's financial investments that are subject to concentrations of credit risk consist primarily of cash. The Company's policy is to place its cash with high credit quality financial institutions in order to limit the amount of its credit exposure.

HIGHTOUCH TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 22, 1999 TO MARCH 31, 2000
--------------------------------------------------------------------------------

       NEW ACCOUNTING PRONOUNCEMENTS
       In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Accounting Standards No. 133 ("FAS 133"), "Accounting for Derivative Instruments and Hedging Activities" which is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement establishes a new model for accounting for derivatives and hedging activities. Under FAS 133, all derivatives must be recognized as assets and liabilities and measured at fair value. In July 1999, the FASB issued Statement of Accounting Standards No. 137 "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" which defers the effective date of FAS 133 to all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued Statement of Accounting Standards No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities -- an Amendment of FASB Statement No. 133" which amends certain aspects of FAS 133. The adoption of FAS 133 and FAS 138 is not expected to have a significant impact on the Company's financial position or results of operations.

       In April 2000, the FASB issued FASB Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation and Interpretation of APB 25," which is effective July 1, 2000, except for certain conclusions which cover specific events after either December 15, 1998 or January 12, 2000. FIN No. 44 clarifies the application of APB 25 related to modifications of stock options, changes in grantee status, and options issued on a business combination, among other things. The adoption of FIN No. 44 is not expected to have a significant impact on the Company's financial position or results of operations.


2.     PROPERTY AND EQUIPMENT

       Property and equipment consisted of the following at March 31, 2000:

       Furniture and office equipment                                           $ 32,497
       Computer equipment                                                        159,134
       Software                                                                   20,826
                                                                                ---------
                                                                                 212,467

       Less accumulated depreciation                                             (12,994)
                                                                                ---------

                                                                                $199,473
                                                                                =========

HIGHTOUCH TECHNOLOGIES, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD FROM DECEMBER 22, 1999 TO MARCH 31, 2000
--------------------------------------------------------------------------------

3.     LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS


       At March 31, 2000, long-term debt consisted of the following:

       Note payable to officer, uncollateralized, interest at 7%, payment due on
          demand                                                                              $   12,265

       Note  payable to a vendor, uncollateralized, interest at 7%, monthly interest payments of $2,500, all principal and remaining accrued
          interest due on July 1, 2005                                                           400,000

       Note payable to officer, uncollateralized, interest at 8%, payment due on
          demand                                                                                 680,000

       Note payable to Kipling Investments Labuan Limited, uncollateralized, no
          interest, payment due on demand                                                        250,000

       Note payable to Retek Inc., uncollateralized, no interest payment due on
          demand                                                                                 250,000

       Note payable, uncollateralized, interest at 8%, all principal and interest
          due on August 2000                                                                     500,000

       Capitalized lease obligations, interest at 7%, monthly payments
          through July 1, 2005                                                                   394,454
                                                                                               ---------

       Total debt obligations                                                                  2,486,719

       Less current portion                                                                   (2,152,701)
                                                                                               ---------

       Long-term debt and capital lease obligations, less current portion                     $  334,018
                                                                                              ----------


       The annual principal requirements on capital lease obligations for subsequent fiscal years are as follows:

       2001                                                                                    $ 90,000
       2002                                                                                      90,000
       2003                                                                                      90,000
       2004                                                                                      90,000
       2005                                                                                      90,000
       Thereafter                                                                                22,500
                                                                                             ----------
                                                                                                472,500
       Less: Amount representing interest                                                       (78,046)
                                                                                             ----------
                                                                                              $ 394,454
                                                                                             ==========

HIGHTOUCH TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 22, 1999 TO MARCH 31, 2000
--------------------------------------------------------------------------------

4      SAVINGS PLAN

       Effective January 1, 1999, the Company established a defined contribution savings plan (the Plan) under Section 401(k) of the Internal Revenue Code for all eligible employees. The Plan allows employees to defer up to 15% of their total compensation up to a maximum allowed on an annual basis under Internal Revenue Service regulations. The Company is not required to match any deferrals; however, the Company, may, at its discretion, make profit sharing contributions to the Plan. For the period from December 22, 1999 to March 31, 2000, the Company did not make a matching contribution to the Plan.


5.     OPERATING LEASES

       The Company leases office space under non-cancelable operating leases expiring in various years through 2001. Rental expense under non-cancelable operating leases was approximately $40,505 for the period from December 22, 1999 to March 31, 2000.

       Future minimum lease payments under non-cancelable operating leases having remaining terms in excess of one year as of March 31, 2000 for their remaining terms and in the aggregate are:

     YEAR ENDING MARCH 31,

             2001                                                     $  72,412
             2002                                                        74,476
             2003                                                        70,004
                                                                     ----------
                                                                      $ 216,892
                                                                     ----------

HIGHTOUCH TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 22, 1999 TO MARCH 31, 2000
--------------------------------------------------------------------------------



6.     STOCK OPTION PLAN

       In August 1999, the Company adopted the HighTouch Technologies, Inc. 1999 Stock Option Plan ("Stock Option Plan"). The Stock Option plan provides the Board of Directors to award up to 345,345 shares of the Company's common stock in the form of nonqualified or incentive stock options. Nonqualified stock options may be awarded at a price not less than 85% of the fair market value of the stock at the date of the award. Incentive stock options must be awarded at a price not less than 100% of the fair market value of the stock at the date of the award or 110% of fair market value of the stock at the date of the awards to more than 10% stockholders. Options granted under the Stock Option Plan may have a term of up to 10 years. Options vest over three years at the rate of 33.33% of the total grant each year. However, the Board of Directors may, at its discretion, implement a different vesting schedule with respect to any new stock option grant. At March 31, 2000, options outstanding had a 9.7 weighted average remaining contractual life and no options were exercisable.

       Transactions relating to employees of the Company under the Company's Stock Option Plan during the period from December 22, 1999 to March 31, 2000 is summarized as follows:


                                                                                WEIGHTED-
                                                                                  AVERAGE
                                                                                 EXERCISE
                                                                SHARES             PRICE


Outstanding, December 22, 1999                                      88,500         $ 3.40

    Granted                                                          6,000         $ 3.40
    Cancelled                                                      (17,500)        $ 3.40
                                                             --------------

Outstanding, March 31, 2000                                         77,000         $ 3.40
                                                             --------------     -------------


       The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its stock-based compensation. Had compensation cost for the Company's stock-based compensation awards to the Company's employees been determined based on the fair value at the grant dates of awards consistent with the method of Financial Accounting Standards Board Statement No. 123 ("FAS 123"), the Company's net loss for the period from December 22, 1999 to March 31, 2000 would have been reduced to the pro forma amounts indicated below:




Net loss applicable to common stockholders
    As reported                                                           $ (1,400,568)
    Pro forma                                                               (1,407,087)


       The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the period from December 22, 1999 to March 31, 2000: dividend yield of 0.0%; risk-free interest rates of 6.55%; expected volatility of 0% and expected lives of 4 years. The weighted average fair value of the stock options granted in the period from December 22, 1999 to March 31, 2000 was $ 5.84 per share.

HIGHTOUCH TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 22, 1999 TO MARCH 31, 2000
--------------------------------------------------------------------------------



7.     INCOME TAXES

       At March 31, 2000, the Company had a deferred tax asset of $1,624,000 related to its net operating loss carryforward offset by a deferred tax liability of $2,384,000 related to the Company's acquired identifiable intangible assets. The income tax benefit, computed by applying the federal statutory rate to loss before taxes, and the actual benefit for income taxes differ due to nondeductible goodwill amortization. As of March 31, 2000, the Company had a net operating loss of approximately $4.4 million available to reduce future federal income taxes. This net operating loss carryforward will begin to expire in 2018 and is subject to limitation in any given year in the event of certain changes in ownership as set forth in the Internal Revenue Code and related Treasury Regulations.


8.     CUSTOMER AND VENDOR CONCENTRATIONS

       For the period from December 22, 1999 to March 31, 2000, the Company derived approximately $14,125 (44%) of revenues from customer A and $17,812 (56%) of revenues from customer B.


9.    RELATED PARTY TRANSACTIONS

       The Company received a $250,000 advance through a note payable from Kipling Investments Labaun Limited on January 7, 2000. This note payable is uncollateralized and there is no interest being charged to the Company.

HIGHTOUCH TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 22, 1999 TO MARCH 31, 2000
--------------------------------------------------------------------------------

10.    COMMITMENTS

       The Company has entered into a software marketing agreement with an unrelated third party. The agreement requires the Company to pay royalties based upon percentages of future sales of specified software.


11.    SUBSEQUENT EVENT

       In April 2000, one of the Company's founders and an executive officer died. As a result, the Company is expected to receive $1 million in a payout of the life insurance policy held by the Company.

       On May 10, 2000, Retek acquired 100% of the outstanding common stock of the Company. The purchase price totaled $18 million in cash and 389,057 shares in Retek Inc. common stock.